UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

APPLIED OPTOELECTRONICS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

APPLIED OPTOELECTRONICS, INC.

13139 Jess Pirtle Blvd.

Sugar Land, TX 77478

Supplement to the Proxy Statement

for the Special Meeting of Stockholders

to be held on September 7, 2023

This supplement, dated August 8, 2023 (the “Supplement”), supplements the definitive proxy statement of Applied Optoelectronics, Inc. (the “Company”), dated July 28, 2023 (the “Proxy Statement”), and is furnished to the Company’s stockholders in connection with the solicitation of proxies on behalf of the Board of Directors of the Company for the Company’s Special Meeting of Stockholders to be held on September 7, 2023, or any postponement or adjournment thereof (the “Special Meeting”). This Supplement is being filed with the U.S. Securities and Exchange Commission and is first being made available to the Company’s stockholders on or about August 8, 2023. The Proxy Statement and this Supplement are available free of charge at http://www.proxyvote.com.

THE PROXY STATEMENT CONTAINS IMPORTANT INFORMATION AND THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

This Supplement updates, and to the extent inconsistent therewith, supersedes, the disclosure in the Proxy Statement relating to the effect of abstentions on Proposal 2 of the Proxy Statement, which seeks stockholder approval of an adjournment of the Special Meeting if there are insufficient votes at the Special Meeting to approve Proposal No. 1.

The third paragraph in the subsection titled “Vote Required to Adopt Proposals” on page 1 of the Proxy Statement in the section titled “SOLICITATION AND VOTING” is hereby revised in its entirety to read as follows:

“Proposal No. 2.   Approval of Proposal No. 2 requires the affirmative vote of a majority of the shares cast on the proposal at the Special Meeting. Abstentions will have no effect on the outcome of the proposal. There should be no broker “non-votes” on the proposal because brokers should have discretion to vote on this proposal if beneficial owners do not provide voting instructions for this proposal, as described in more detail below. If there are any broker non-votes, they will have no effect on the outcome of the proposal.”

 The first paragraph in the subsection titled “Effect of Abstentions and Broker Non-Votes” on page 1 of the Proxy Statement in the section titled “SOLICITATION AND VOTING” is hereby revised in its entirety to read as follows:

“An abstention represents a stockholder’s affirmative choice to decline to vote on a proposal. If a stockholder indicates on its proxy card that it wishes to abstain from voting its shares, or if a broker, bank or other nominee causes abstentions to be recorded for shares, these shares will be considered present and entitled to vote at the Special Meeting for purposes of determining the presence or absence of a quorum, and will count as votes “AGAINST” Proposal No. 1, regardless of whether such shares are present in person or represented by proxy at the Special Meeting. Abstentions will have no effect on the outcome of Proposal No. 2.”

The subsection titled “Vote Required and Board of Directors Recommendation” on page 7 of the Proxy Statement in the section titled “PROPOSAL NO. 2 APPROVAL OF ADJOURNMENT OF THE SPECIAL MEETING” is hereby revised in its entirety to read as follows:

“For this Proposal No. 2 to be approved by the stockholders at the Special Meeting, the number of votes cast for approval of this Proposal No. 2 must exceed the aggregate number of votes cast against approval.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU

VOTE “FOR” PROPOSAL NO. 2 AS DESCRIBED IN THIS PROXY STATEMENT.”

Except to the extent described in this Supplement, none of the items or information contained in the Proxy Statement are affected by this Supplement. This Supplement does not provide all of the information that is important to your voting decisions at the Special Meeting. The Proxy Statement contains other important additional information. We encourage you to carefully read this Supplement together with the Proxy Statement in their entirety. If you have already returned your proxy or voting instruction card or provided voting instructions, you do not need to take any action unless you wish to change your vote.